DocuSign Envelope ID: A9194C4A-F6E5-440D-9CC3-55AB8E8AD49E

# FORM OF CONVERTIBLE BRIDGE LOAN AGREEMENT

This Convertible Bridge Loan Agreement (this "Agreement") is between Roger James Hamilton ("Lender") and Genius Group Limited (the "Company"), a Singapore corporation.

**WHEREAS,** Lender desires to provide one or more convertible bridge loans (the "Bridge Loan") to the Company to fund other business development activities and the Company's general corporate expenses.

**WHEREAS,** the Company desires to obtain the Bridge Loan from Lender for funding its general corporate expenses.

**NOW, THEREFORE,** the parties enter into this Agreement based upon the terms and conditions set forth herein:

1.
**Convertible Bridge Loan Amount**: The maximum total amount of the Bridge Loan shall be Four Million Dollars (USD$4M), to be loaned in disbursement amounts and timing at the discretion of Lender.

2.
**Form and Funding Procedures of the Bridge Loan**: Lender will provide disbursement amounts directly to the Company via wire transfer.

3.
**Interest Rate**: loan will be interest free .

4.
**Closing Date**: The parties agree that the closing dates for this Agreement shall be upon each wire transfer (collectively, the "Closing Date").

5.
**Term**: The term of this Agreement shall terminate on April 30th, 2024 (the "Term"), except if the Company closes on a Qualified Financing Round (defined herein) prior to the end of the Term, this Agreement will terminate and the Company shall convert the Bridge Loan into equity of the Company in accordance with Section 7 of this Agreement.

6.
**Repayment of Bridge Loan**:

Unless the Bridge Loan is converted in accordance with this Agreement during the Term, principal will be paid in cash if there is no Qualified Financing within the Term, the Lender may extend the Term for such period as agreed between the Lender and the Company.

7.
**The Company's Conversion of Bridge Loan to Equity**: The Company shall convert the Bridge Loan as follows: the principal amount of the Bridge Loan shall be converted into the same equity and upon the same terms that is issued pursuant to the next Qualified Financing Round. A "Qualified Financing Round" shall mean an equity financing of the Company during the Term which results in gross proceeds of not less than $2,000,000.

8.
**Accredited Investor**: Lender is an "accredited investor" as such term is defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

DocuSign Envelope ID: A9194C4A-F6E5-440D-9CC3-55AB8E8AD49E

9.
**Confidentiality**: Each party agrees to take prudent steps to ensure that its officers, directors, employees and affiliates keep the terms and conditions of this Agreement confidential and not to disclose the contents of this Agreement to any party other than the respective parties' legal counsel, financial advisors and/or other parties that are approved in writing by the non-disclosing party or its legal counsel, except for such disclosure as may be required by U.S. securities laws or regulations, a government agency, Court of competent jurisdiction, or other adjudicatory authority that is necessary to resolve any legal disputes over the interpretation and/or enforcement of provisions contained herein.

10.
**General Provisions**: The following general provisions shall be binding on both parties to this Agreement:

(i)
The use of the singular in this Agreement shall be deemed to include the plural, and vice versa, whenever the context requires.

(ii)
This agreement shall not be assigned by either party without the expressed written consent of the other party.

(iii)
If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

(iv)
The parties agree to execute such further documents and instruments as each may reasonably request in order to effectuate the terms and intentions of this Agreement.

(v)
Any notice, requests, demands or other communications required or desired to be provided pursuant to this Agreement shall be in writing and by email. Notice given by email shall be deemed effective on receipt.

**To Lender:** roger@geniusgroup.net

**To the Company:** investor@geniusgroup.net

(vi)
This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement. For purposes of this Agreement, a facsimile signature shall be deemed an original signature of the party transmitting an executed copy of this Agreement by facsimile. This Agreement may not be amended, nor any obligation waived, except by a writing signed by both parties.

(vii)
This Agreement shall be governed by the laws of the State of New York. The parties agree to resolve any dispute arising out of this Agreement by binding arbitration in accordance with the rules and procedures of the American Arbitration Association. The parties further agree that any

DocuSign Envelope ID: A9194C4A-F6E5-440D-9CC3-55AB8E8AD49E

arbitration award resulting from an arbitration proceeding that takes place pursuant to this provision may be filed as a judgment with a Court of competent jurisdiction.

(viii)

This Agreement contains the entire understanding between the parties with respect to the subject matter of this Agreement. Each party acknowledges that it has not been induced to enter this agreement by any representations or assurances, whether written or oral, and agree that each has not received any promises or inducements other than as herein set forth. Each party has had sufficient opportunity to have this Agreement reviewed by legal counsel.

**[Signature Page Follows]**

DocuSign Envelope ID: A9194C4A-F6E5-440D-9CC3-55AB8E8AD49E

IN WITNESS WHEREOF, the parties have signed this Agreement having an effective date as of October 16, 2023.

**LENDER:**

DocuSigned by:
Roger Hamilton Roger Hamilton
EB8E68E067E2440...

**GENIUS GROUP LIMITED**

DocuSigned by:
By: Erez Simha
639C216CAFA948C...
Name: Erez Simha
Title: CFO Genius Group Ltd.

[Signature Page to Convertible Bridge Loan Agreement]